UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

July 29, 2024
Date of Report (Date of earliest event reported)

CervoMed Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37942	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Park Plaza, Suite 424 Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 744-4400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CRVO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On July 29, 2024, CervoMed Inc. (the “Company”) issued a press release announcing that plasma biomarker data from the AscenD-LB Phase 2a trial of neflamapimod in patients with dementia with Lewy bodies was featured in a poster presentation at the Alzheimer's Association International Conference® held in Philadelphia, Pennsylvania from July 28-August 1, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On July 30, 2024, the Company issued a press release announcing that Company management will participate in a fireside chat at the Canaccord Genuity 44th Annual Growth Conference, to be held in Boston, Massachusetts, on August 13, 2024. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description
99.1	Press Release, issued July 29, 2024
99.2	Press Release, issued July 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2024	CervoMed Inc.

	By:	/s/ William Elder
	Name:	William Elder
	Title:	Chief Financial Officer & General Counsel

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